Exhibit 10.1

AMENDMENT 3 TO THE MANAGEMENT & SERVICES AGREEMENT BETWEEN WALMART, INC. AND NATIONAL VISION, INC.
This Amendment 3 to the MANAGEMENT & SERVICES AGREEMENT, dated as of May 1, 2012, as amended (the “Agreement”), between Walmart, Inc. (f/k/a Wal-Mart Stores, Inc.) (“Walmart”) and National Vision, Inc. (“Manager”) is effective as of January 23, 2020. All capitalized terms used but not defined in this amendment have the meaning given those terms in the Agreement.
Based upon the terms and conditions of the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Walmart and Manager agree to the following:

1.
Changes to Section VIII. Duration, Termination, and Default. Section VIII. Duration, Termination, and Default subsection A. Duration 1. is hereby deleted in its entirety and replaced with the paragraph below

“This Agreement begins on the Effective Date and continues until February 23, 2021, unless sooner terminated or extended in accordance with the terms of this Agreement. This Agreement will automatically renew for an additional three (3) year term unless, no later than July 23, 2020, one Party gives the other Party written notice of non-renewal. The initial term and any renewal term of this Agreement are referred collectively as the “Term”.”

2.
Addition of Centers / Amendment to Schedule A. Schedule A to the Agreement is hereby amended by adding the Centers listed on Schedule A hereto (the “New Centers”). The parties agree to cooperate with each other to complete all actions necessary to transition and set a mutually agreeable “go-live date” for each of the New Centers being added to the Agreement.

IN WITNESS WHEREOF, the undersigned parties do hereby agree to make the above modifications to the Agreement. These modifications are valid as if they were included in the original Agreement.

National Vision, Inc.	Walmart, Inc.
By: /s/ Reade Fahs	By: /s/ Mony Iyer
Name: Reade Fahs	Name: Mony Iyer
Title: Chief Executive Officer	Title: Vice President, Optical Lead, Walmart Health & Wellness
Date: January 22, 2020	Date: January 22, 2020

SCHEDULE A
List of Centers and Minimum Hours of Operation

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
459	Covington	GA	--	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm
1076	Macon	GA	--	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm
3388	Lawrenceville (S)	GA	--	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm
7185	Coal Mountain	GA	--	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm
7194	Adel	GA	--	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm	9am-7pm